[WESTELL LOGO]                                              WESTELL NEWS RELEASE



News Release: FOR IMMEDIATE RELEASE

For Additional Information, contact:

SENIOR VICE PRESIDENT & CFO:             TRADE/BUSINESS PRESS:
NICHOLAS C. HINDMAN, SR.                 KEN TRANTOWSKI
WESTELL TECHNOLOGIES INC.                KGT COMMUNICATIONS GROUP
630.375.4136                             630.469.8765
NHIND@WESTELL.COM                        kennethg_trantowski@msn.com
                                         ---------------------------



          WESTELL TECHNOLOGIES REPORTS 1ST QUARTER FISCAL 2006 RESULTS



AURORA, IL, JULY 20, 2005 - -Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband access products, gateways and conferencing services, today announced the results for its first quarter ending June 30, 2005.

     Total revenues for the quarter increased 35% to $75.6 million from $56.2 million in the first quarter of the last fiscal year. Breaking down revenues by product line for this quarter compared to last year's first quarter showed Customer Networking Equipment revenue increased 67% to $53.0 million from $31.8 million; Conferencing Services revenue increased 6% to $11.9 million from $11.3 million; Network Service Access equipment revenue declined 18% to $10.7 from $13.1 million.

     Westell reported net income for the first quarter of $4.1 million, or $0.06 per diluted share, which includes income tax expense of $2.7 million, or $0.04 per diluted share. During the same period last year, the Company recorded net income of $3.3 million, or $0.05 per diluted share including $2.2 million income tax expense, or $0.03 per diluted share.

     Excluding the tax expense, non-GAAP net income in the first quarter increased to $6.9 million, or $0.10 per diluted share, compared to $5.5 million, or $0.08 per diluted share in the first quarter of last year. A reconciliation of non-GAAP results to GAAP results is provided as part of this press release.

     "We are pleased with the results for the first fiscal quarter of 2006, our thirteenth consecutive quarter of profitability," said Van Cullens, Westell President and CEO. "Growth was primarily driven by our Customer Networking Equipment segment. And, last month we posted a major win, as BellSouth selected our VersaLink (TM) wireless gateway product," he said.

     "Our VersaLink, TriLink (TM) (VoIP Gateway), UltralineII (TM) (IPTV/Video) and Westell Media Gateway(TM) ( Multimedia Networking) are all presently being evaluated by multiple prospective customers and their interest and engagement on these new products has been very encouraging. We remain upbeat about the long-term prospects of the broadband market, however, the principal question with these new product offerings is market timing," Cullens said.

OUTLOOK

     "As stated in our May conference call, we were seeing some softening in order forecasts, and our second quarter guidance reflects this condition. A number of factors are contributing to this more conservative outlook including seasonal weakness, changing customer promotional strategies, deferred product transitions and pricing competition. We simply have to work through these short-term issues and seek every opportunity to get our newer products into volume deployments as soon as possible," Cullens said.

     "Clearly, we are disappointed with this near-term outlook, but I can assure you that we remain tightly focused on delivering profitable growth. I firmly believe that Westell is strongly positioned to generate long-term shareholder value despite the periodic non-linear nature of our market. Our core attributes of strong customer relationships, ongoing commitment to next generation products, and a highly disciplined focus on costs, give us confidence in our future success." Cullens concluded.

     Westell provided guidance for the second quarter fiscal 2006 ending September 30, 2005. The Company expects revenue to be in a range of $61 to $64 million. Westell expects non-GAAP net income per diluted share in a range of $0.03 to $0.04 (excluding a provision for income tax expense in a range of approximately $785 thousand to $1.3 million) and net income per diluted share in a range of $0.01 to $0.02 on a GAAP basis including the provision for income tax expense.

EFFECTIVE TAX RATE FOR FISCAL YEAR 2006 INCOME STATEMENTS

     Due to the Company's strong performance in fiscal 2005 and projected future ability to generate taxable income, the Company is required under GAAP to record tax expense in fiscal 2006. The Company's current effective tax rate approximates 40%. Westell does not expect to incur any significant cash tax payments for the foreseeable future as a result of the anticipated utilization of net operating loss carryforwards to reduce its cash tax liabilities.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS AND GAAP OUTLOOK

     A detailed calculation of non-GAAP net income and net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.


CONFERENCE CALL INFORMATION
---------------------------


     Westell will host its earnings call on Thursday, July 21st, at 9:30AM Eastern Time for the investment community.

     The live earnings call will be available to the public. Participants can join for the voice portion of the call by following the instructions below. Participants must separately register for the call.

     To participate in the voice portion:

1. All participants must pre-register by dialing 1-888-690-4420, International 1-402-220-3749.

2. Leave your name and the company whom you represent.

3. To participate in the call on the 21st, please dial ConferencePlus at 1-800-446-1671 no later than 9:15 AM, Eastern Time and ask for the "Westell Technologies Analyst Call". International participants may dial 847-413-3362.

     The Company's earnings press release and any related earnings information to be discussed on the earnings call will be posted on the Investor Relations section of the Company's web site at http://www.westell.com. Digital Audio Replay of this call will be available one hour following the conclusion of the call by dialing 1-888-843-8996 or 630-652-3044 and entering 12195404#.


ABOUT WESTELL

     Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. manufactures broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell's Web site at www.westell.com. ---------------

ABOUT CONFERENCEPLUS

     ConferencePlus, a Westell Technologies, Inc. (NASDAQ: WSTL - News) subsidiary, is a leading global provider of audio, web, video and IP conferencing services. ConferencePlus is dedicated to providing high quality, innovative conferencing solutions to its domestic and international clients and telecommunications resellers. ConferencePlus is recognized for outstanding customer service and support to help clients meet their business objectives. The company is headquartered in Schaumburg, Illinois with an international headquarters in Dublin, Ireland. Additional information can be obtained by visiting the ConferencePlus web site at www.conferenceplus.com.





          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT 1995: Certain statements contained herein including, without limitation, statements containing the words "believe," " on track, " "anticipate," "committed" "expect," "estimate", "await," "continue," "intend," "may," "will," "should," and similar expressions are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks, need for financing, the economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell's accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 under the section "Risk Factors". Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.





                           Financial Tables to Follow:

                           WESTELL TECHNOLOGIES, INC.
                          FINANCIAL RESULTS (CONTINUED)
                             (Dollars in thousands)

                                            JUNE 30,            MARCH 31,
                                              2005                2005
                                            --------            ---------



Cash and Short term Investments              31,908              26,960
Receivables                                  33,927              30,167
Inventory                                    23,923              26,419
Total current assets                         96,284              90,332
Goodwill and intangibles                     13,298              13,883
Total assets                                183,014             180,090
Total current liabilities                    31,378              35,812
Total liabilities and minority               36,095              40,432
interest
Shareholders' Equity                        146,919             139,657

Days Sales Outstanding                           40                  35

                                       WESTELL TECHNOLOGIES, INC.
                                            FINANCIAL RESULTS

                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                        Three Months ended June 30,                %
                                                        2005                  2004            Change
                                                    -----------           -----------         ------

Revenues
        NSA                                         $    10,692           $    13,117 (1)       -18%
        CNE                                              53,044                31,803            67%
        Services                                         11,905                11,252             6%
                                                    -----------           -----------
Total revenues                                           75,641                56,172            35%
                                                    -----------           -----------

Gross profit
           Equipment                                     16,602                13,282 (1)
           Services                                       6,041                 5,264
                                                    -----------           -----------
        Total gross profit                               22,643                18,546            22%
                                                    -----------           -----------

Gross margin
           Equipment                                      26.0%                 29.6% (1)
           Services                                       50.7%                 46.8%
                                                    -----------           -----------
        Total gross margin                                29.9%                 33.0%
                                                    -----------           -----------

Operating expenses
        Sales & marketing                                 6,170                 5,352            15%
           Expense to revenue                              8.2%                  9.5%

        General & administrative                          4,354                 4,014             8%
           Expense to revenue                              5.8%                  7.1%

        Research & development                            4,657                 3,574            30%
           Expense to revenue                              6.2%                  6.4%

        Intangibles amortization (2)                        324                  364
           Expense to revenue                              0.4%                 0.6%
                                                    -----------           -----------
        Total operating expenses                         15,505               13,304             17%
                                                    -----------           -----------
           Expense to revenue                             20.5%                23.7%

           Gain on sale of assets                             -                    -

Operating income                                          7,138                5,242             36%

Other income                                               (178)                 361
Interest expense                                             (4)                 (36)           -89%
                                                    -----------           -----------

Income before minority interest and taxes                 6,956                5,567             25%

Income taxes                                              2,713                2,183

Minority interest                                            94                   97

Net income                                          $     4,149           $    3,287
                                                    ===========           ===========

Income per common share:
                                    Basic                  0.06                 0.05
                                                    -----------           -----------
                                    Diluted                0.06                 0.05
                                                    -----------           -----------

Average number of common
        shares outstanding:
                                    Basic                69,124               68,294
                                    Diluted              71,566               70,975


NON-GAAP RESULTS AND RECONCILIATION TO GAAP
GAAP net income                                     $     4,149           $    3,287
Income tax expense                                        2,713                2,183
                                                    -----------           -----------
Non-GAAP net income (3)                             $     6,862           $    5,470
                                                    ===========           ===========

GAAP Income per basic share                                0.06                 0.05
Basic per share income tax expense                         0.04                 0.03
                                                    -----------           -----------
Non-GAAP  income per basic share (3)                       0.10                 0.08
                                                    ===========           ===========

GAAP Income per diluted share                              0.06                 0.05
Diluted per share income tax expense                       0.04                 0.03
                                                    -----------           -----------
Non-GAAP income per diluted share (3)                      0.10                 0.08
                                                    ===========           ===========


FOOTNOTES:

(1)        The Company earned $883,000 in the three months ended June 30, 2004 for a contractual settlement.
(2)        Teltrend product technology intangible amortization.
(3)        Non-GAAP net income and net income per share excludes the impact of tax expense.
